UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of principal executive offices) (Zip Code)

(914) 524-6800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with its previously announced acquisition of C.B. Fleet Company, Inc. (“Fleet”), Prestige Brands Holdings, Inc. (the “Company”) intends to commence syndication of a $740 million senior secured incremental term loan. In connection with its syndication efforts, beginning January 12, 2017, representatives of the Company will make presentations to potential lenders that include the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Lender Presentation Slides”) and incorporated herein by reference.

The Lender Presentation Slides contain certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected timing for consummating the acquisition of Fleet; the acquisition’s impact on revenues, organic growth and margins; the expected revenues, growth and market position of the acquired brands; the synergies from the acquisition; the Company’s expected financing for the transaction. Words such as "seek," "will," “expect,” “project,” “estimate,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, failure to satisfy the closing conditions for the acquisition including approval under the Hart-Scott Rodino Antitrust Improvements Act, changes in terms for financing the acquisition, the failure to successfully integrate the Fleet brands or achieve cost savings, competitive pressures, unexpected costs or liabilities, disruptions resulting from the integration, and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and in Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the Lender Presentation Slides. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in the Lender Presentation Slides, whether as a result of new information, future events, or otherwise.

The Lender Presentation Slides include certain financial measures that are not in accordance with GAAP and should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. A reconciliation of the non-GAAP financial measures to GAAP appears at the end of the Lender Presentation Slides. The Company believes that the non-GAAP financial measures enable management and investors to understand and analyze financial performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures, along with GAAP information, to evaluate operating performance and to make financial and operational decisions. When viewed in conjunction with GAAP results and the reconciliations provided in the Lender Presentation Slides, the Company believes the non-GAAP financial measures provide greater transparency and a more complete understanding of factors affecting the business than GAAP measures alone.

The financial information for Fleet set forth in the Lender Presentation Slides are estimates based on the internal financial statements for Fleet that were prepared by Fleet management, which have not been audited or reviewed by the Company’s independent auditors. These internal financial statements have been prepared in accordance with the historical past practices of Fleet, which may differ from the historical practices and interpretations applied by the Company. The results ultimately reflected in the Company’s audited financial statements may vary from the information provided in the Lender Presentation Slides.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Lender Presentation Slides is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2017	PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ William P’Pool
Name: William P’Pool
Title: General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Lender Presentation Slides in use beginning January 12, 2017 (furnished only).